Exhibit 10.7
SUBORDINATE PROMISSORY NOTE

U.S. $9,000,000.00	June 30, 2011
          FOR VALUE RECEIVED, Cole Corporate Income Trust, Inc., a Maryland corporation (“Borrower”), hereby promises to pay to the order of Series C, LLC, an Arizona limited liability company (“Lender”), at the office of Lender located at 2555 East Camelback Road, Suite 400, Phoenix, AZ 85016, the principal amount of $9,000,000.00, together with interest on the principal balance outstanding hereunder, from the date hereof until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:
     1. Contracted For Rate of Interest The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:
          (a) The Stated Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;
          (b) The Default Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder; and
          (c) All Additional Sums (as hereinafter defined), if any.
Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 3(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in Subsection 3(b) above, and the Additional Sums, if any, referred to in Subsection 3(c) above.
     2. Stated Interest Rate. Except as provided in Section 3 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate. The Stated Interest Rate shall be 4.65% per annum.
     3. Default Interest Rate. The Default Interest Rate shall be the Stated Interest Rate plus 4.0% per annum. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b) the date on which such Event of Default is timely cured in a manner satisfactory to Lender, (i) if Borrower is specifically granted a right to cure such Event of Default herein or (ii) if no such right to cure is specifically granted, then Lender, in its sole and absolute discretion, permits such Event of Default to be cured.

     4. Payments. Interest that accrues under this Note shall be added to the outstanding principal balance of this Note, but shall not further accrue interest. The principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable on December 31, 2012.
     5. Application and Place of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall first be applied to accrued and unpaid interest at the Stated Interest Rate and, to the extent applicable, the Default Interest Rate, next to the principal balance then outstanding hereunder, and the remainder to any Additional Sums or other costs or added charges provided for herein. Payments hereunder shall be made at the address for Lender first set forth above, or at such other address as Lender may specify to Borrower in writing.
     6. Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty. Notwithstanding any partial prepayment of principal hereof, there will be no change in the due date or amount of scheduled payments due hereunder unless Lender, in its sole and absolute discretion, agrees in writing to such change.
     7. Subordinate Loan. Notwithstanding anything to the contrary contained herein, this Note is subject and subordinate to the Mortgage Loan and the Mezzanine Loan and all of Borrower’s obligations in connection therewith. The term “Mortgage Loan” shall mean that certain $18,000,000 mortgage loan being made on or about the date hereof by Wells Fargo Bank National Association (together with its successors and assigns, “Lender”) to Cole OF San Antonio TX, LLC, a Delaware limited liability company (“Mortgage Borrower”). The Mortgage Loan is secured by Mortgage Borrower’s interest in that certain real property located at 18302 Talavera Ridge, San Antonio, Texas 78257 (the “Mortgaged Property”). The term “Mezzanine Loan” shall mean that certain $5,000,000 mezzanine loan being made on or about the date hereof by Lender to Cole MezzCo San Antonio TX, LLC, a Delaware limited liability company and the sole member of Mortgage Borrower (“Mezzanine Borrower”). Borrower is the indirect owner of substantially all of the interests in Mezzanine Borrower and has executed and delivered a Guaranty of Recourse Obligations and an Environmental Indemnity Agreement with respect to the Mortgage Loan and a Mezzanine Guaranty of Recourse Obligations and a Mezzanine Environmental Indemnity Agreement with respect to the Mezzanine Loan. This Note shall not be secured by any right, title or interest in or to the Mortgaged Property, whether such right, title or interest is held by Borrower or any other person or entity, nor any right, title or interest in or to Mortgage Borrower, Mezzanine Borrower or Borrower. As long as the Mezzanine Loan, or any portion thereof, remains outstanding, Borrower shall not, and shall not be obligated to, make any payments under or with respect to this Note. As long as the Mortgage Loan, or any portion thereof, remains outstanding, Borrower shall not, and shall not be obligated to, make any payments under or with respect to this Note unless all amounts then due and owing under the Mortgage Loan, including, without limitation, monthly debt service payments and deposits to reserve accounts, if any, have been paid.

     8. Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower:
          (a) The failure of Borrower to pay any principal, interest or other amounts when the same shall become due and payable hereunder, and such failure is not cured within five (5) business days after notice from Lender;
          (b) The failure of Borrower to comply with any other provision of this Note, and such failure is not cured within five (5) business days after notice from Lender;
          (c) The dissolution, winding-up or termination of the existence of Borrower;
          (d) The making by Borrower of an assignment for the benefit of its creditors; or
          (e) The filing by Borrower of a petition or application for relief under federal bankruptcy law or any similar state or federal law.
     9. Additional Sums. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to this Note or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

     10. Waivers. Except as set forth in this Note, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) any exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note). Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.
     11. Costs of Collection. Borrower agrees to pay all reasonable costs of collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due. In the event of any court proceeding, attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.
     12. No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.
     13. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.
     14. Time of Essence. Time is of the essence of this Note and each and every provision hereof.
     15. Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.
     16. Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.
     17. Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note without notice to Borrower.

     18. Notice. Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address as Lender shall have specified to Borrower by like notice; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower’s name, or to such other address as Borrower shall have specified by like notice.
     19. Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.
     20. Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

COLE CORPORATE INCOME TRUST, INC., a Maryland corporation
By:	/s/ D. Kirk McAllaster, Jr
Name:	D. Kirk McAllaster, Jr.
Title:	Executive Vice President

Address of Borrower: 2555 E. Camelback Road, Suite 400 Phoenix, AZ 85016